UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 14, 2021

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.450% Senior Notes due 2027	AMT 27C	New York Stock Exchange
0.400% Senior Notes due 2027	AMT 27D	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
0.875% Senior Notes due 2029	AMT 29B	New York Stock Exchange
0.950% Senior Notes due 2030	AMT 30C	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange
1.250% Senior Notes due 2033	AMT 33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 14, 2021, American Tower Corporation (the “Company”), American Tower Investments LLC, a California limited liability company and wholly owned subsidiary of the Company (“Parent”), Appleseed Holdco LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Holdco”), Appleseed Merger Sub LLC, a Maryland limited liability company and wholly owned subsidiary of Holdco (“Purchaser”), Appleseed OP Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Holdco (“OP Merger Sub”), CoreSite Realty Corporation, a Maryland corporation (“CoreSite”), and CoreSite, L.P., a Delaware limited partnership (the “OP”), entered into an agreement (the “Agreement and Plan of Merger”) pursuant to which, subject to the satisfaction or waiver of certain conditions, (i) Purchaser will commence an all-cash tender offer (the “Offer”) at $170.00 per share (the “Offer Price”) for all issued and outstanding shares of common stock of CoreSite, par value $0.01 per share (the “Common Shares”), (ii) following consummation of the Offer, Purchaser will merge with and into CoreSite, with CoreSite surviving as a wholly owned subsidiary of Holdco (the “REIT Merger”), (iii) substantially concurrently with the REIT Merger, OP Merger Sub will merge with and into the OP, with the OP continuing as the surviving limited partnership (the “OP Merger”) and (iv) immediately following the REIT Merger and the OP Merger, CoreSite will merge with and into Holdco, with Holdco continuing as the surviving limited liability company (“Holdco Merger”, and together with the Offer, the REIT Merger and the OP Merger, the “Transaction”). The total consideration for the Transaction, including the Company’s assumption and/or repayment of CoreSite’s existing debt at closing, is approximately $10.1 billion. The Transaction is expected to close by the end of 2021, or shortly thereafter. At the effective time of the REIT Merger, each Common Share issued and outstanding immediately prior to such time (other than (i) certain restricted shares and (ii) Common Shares owned by OP Merger Sub, Parent, Holdco or Purchaser) will be converted into the right to receive an amount in cash equal to the Offer Price. At the effective time of the OP Merger, each partnership unit issued and outstanding and held by each limited partner (excluding CoreSite) of the partnership will be converted into the right to receive an amount in cash equal to the Offer Price.

As of September 30, 2021, CoreSite consisted of 25 data centers, 21 cloud on-ramps and over 32,000 interconnections in eight major U.S. markets.

The Agreement and Plan of Merger contains customary representations, warranties and covenants of the parties. The obligation of Purchaser to purchase Common Shares pursuant to the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Agreement and Plan of Merger, including (i) the number of Common Shares validly tendered, received and not validly withdrawn, together with Common Shares beneficially owned by Parent or a wholly owned subsidiary of Parent, represents at least a majority of all Common Shares issued and outstanding as of the expiration of the Offer,, (ii) Parent’s receipt of a real estate investment trust (“REIT”) opinion with respect to CoreSite, (iii) no occurrence of a Company Material Adverse Effect (as defined in the Agreement and Plan of Merger) and (iv) other customary conditions. The Agreement and Plan of Merger contains customary termination provisions and, in addition, may be terminated by either Parent or CoreSite if the Offer has not been consummated by May 13, 2022, unless the failure to consummate the Offer by such time is the result of a breach by such party.

The foregoing description of the Agreement and Plan of Merger does not purport to be complete and is qualified in its entirety by reference to the terms and provisions of such agreement. A copy of the Agreement and Plan of Merger is attached to this Current Report (hereinafter defined) on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Additional Information

The Offer described in this Current Report on Form 8-K (this “Current Report”) has not yet commenced. This Current Report is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of CoreSite nor is it a substitute for any materials relating to the Offer that the Company, Purchaser, Holdco or CoreSite will file with the Securities and Exchange Commission (the “SEC”). A solicitation and an offer to buy shares of CoreSite will be made only pursuant to an offer to purchase and related materials that the Company intends to file with the SEC. At the time the Offer is commenced, the Company will file a Tender Offer Statement on Schedule TO with the SEC, and CoreSite will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. CORESITE’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of CoreSite at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting the Company or CoreSite. Copies of the documents filed with the SEC by the Company will be available free of charge under the “Investor Relations” section of the Company’s website at www.americantower.com. Copies of the documents filed with the SEC by CoreSite will be available free of charge under the “Investors” section of CoreSite’s website at www.coresite.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, as well as the Solicitation/Recommendation Statement, the Company and CoreSite file annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s and CoreSite’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Item 7.01	Regulation FD Disclosure.

On November 15, 2021, the Company and CoreSite issued a joint press release (the “Press Release”) announcing the Transaction described in Item 1.01. A copy of the Press Release is furnished herewith as Exhibit 99.1. The information contained in Exhibit 99.1 is incorporated into this Item 7.01 disclosure by reference.

Beginning on November 15, 2021, the Company intends to make available to investors presentation slides regarding the Transaction. On that date, these presentation slides will be available on the Company’s website, www.americantower.com, under the Investor Presentations section of the Investor Relations page.

Information contained on the Company’s or CoreSite’s websites or that can be accessed through the Company’s or CoreSite’s websites is not incorporated into, and does not constitute a part of, this Current Report. The Company’s and CoreSite’s website addresses have been included only as inactive textual references and are not intended to be active links to such websites.

The information disclosed in or incorporated by reference into this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such exhibit be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

In connection with entering into the Agreement and Plan of Merger, the Company and J.P Morgan Chase Bank, N.A. (the “Commitment Party”) entered into a commitment letter (the “Commitment Letter”), dated November 14, 2021, pursuant to which the Commitment Party has committed to provide up to $10.5 billion in bridge loans (the “Bridge Loan Commitment”) to ensure financing for the Transaction.

The Commitment Letter contains, and the credit agreement in respect of the Bridge Loan Commitment, if any, will contain certain customary conditions to funding, including, without limitation, (i) the execution and delivery of definitive financing agreements for the Bridge Loan

Commitment and (ii) other customary closing conditions set forth in the Commitment Letter. The Company will pay certain customary commitment fees and, in the event it makes any borrowings in connection with the Bridge Loan Commitment, funding and other fees.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 14, 2021, by and among the Company, Parent, Holdco, Purchaser, OP Merger Sub, CoreSite and OP.

99.1	Joint press release, dated November 15, 2021 (furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

(Registrant)

Date: November 15, 2021	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer